UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2009 (Date of earliest event reported)
Collective Brands, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-14770 (Commission File Number)	43-1813160 (IRS Employer Identification Number)

3231 Southeast Sixth Avenue (Address of principal executive offices)		66607-2207 (Zip Code)
785-233-5171 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers and

Item 8.01. Other Events

On May 21, 2009, Collective Brands, Inc., a Delaware corporation (the "Company"), issued a press release announcing the re-election of Mylle H. Mangum, John F. McGovern, and D. Scott Olivet, to the Collective Brands Board of Directors at the Annual Stockholders Meeting. These re-elected board members were each elected to a three-year term to expire at the Annual Meeting of Stockholders in 2012. Stockholders also ratified the reappointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal year 2009.

In addition, Matthew E. Rubel has been re-elected as Chairman of the Board. Robert F. Moran has been re-elected as Lead Director. The Chairman of the Board and Lead Director are elected annually at the Board meeting immediately following the Annual Meeting of Stockholders.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Collective Brands, Inc. dated May 21, 2009

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2009	COLLECTIVE BRANDS, INC. By: /s/ Douglas G. Boessen Douglas G. Boessen Division Senior Vice President - Chief Financial Officer & Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Collective Brands, Inc. dated May 21, 2009